UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2018

Strategic Storage Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-55616

Maryland	46-2335760
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On October 24, 2018, Strategic Storage Growth Trust, Inc. (the “Registrant”), through its operating partnership, SS Growth Operating Partnership, L.P., and certain affiliated entities, amended its amended and restated revolving credit agreement with KeyBank, National Association (the “KeyBank Credit Agreement”) in order to extend the maturity date from December 20, 2018 to February 18, 2019 (the “Amendment”). The Amendment also reduced the maximum borrowing capacity under the KeyBank Credit Agreement from $50 million to $28 million.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

10.1First Amendment to Amended and Restated Credit Agreement, dated October 24, 2018

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage GROWTH Trust, Inc.

Date: October 26, 2018	By:	/s/ Michael O. Terjung
Michael O. Terjung
Chief Financial Officer